Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Lexmark International, Inc., a Delaware corporation (“Lexmark”), does hereby make, constitute and appoint, Paul J. Curlander, John W. Gamble, Jr. and Vincent J. Cole, and each of them, with full power of substitution and revocation to each, as his or her true and lawful attorney, to execute in the name, place and stead of the undersigned the Registration Statement on Form S-3 pertaining to the universal shelf registration under the Securities Act of 1933, as amended, of an indeterminate amount of debt securities of Lexmark, including any and all amendments or modifications to such registration statement to be filed with the Securities and Exchange Commission and any and all documents in connection therewith, giving and granting unto such attorneys full power and authority to do and perform everything whatsoever required or necessary to be accomplished in connection with any such filing, as fully as he or she could do if personally present, hereby ratifying and confirming all that such attorneys shall lawfully do or cause to be done by virtue hereof.
     In witness whereof, this Power of Attorney, which may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall together constitute but one and the same instrument, has been signed the 16th day of May, 2008.

Name

/s/ Teresa Beck Teresa Beck	/s/ William R. Fields William R. Fields

/s/ Stephen R. Hardis Stephen R. Hardis	/s/ James F. Hardymon James F. Hardymon

/s/ Robert Holland, Jr. Robert Holland, Jr.	/s/ Marvin L. Mann Marvin L. Mann

/s/ Michael J. Maples Michael J. Maples	/s/ Jean-Paul L. Montupet Jean-Paul L. Montupet

/s/ Kathi P. Seifert Kathi P. Seifert